Exhibit 99.8

                         BENEFICIAL OWNER ELECTION FORM

                     FOR THE EXERCISE OF RIGHTS TO PURCHASE
                          SHARES OF COMMON STOCK IN THE
                                 RIGHTS OFFERING
                                       OF
                            HUDSON TECHNOLOGIES, INC.

      I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of non-transferable subscription rights ("Rights") to purchase shares of common stock (the "Common Stock") of Hudson Technologies, Inc. (the "Company").

      In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated August __, 2003 (the "Prospectus").

BOX 1. |_|  Please do not exercise Rights for shares of the Common Stock.

BOX 2. |_|  Please exercise Rights for shares of the Common Stock as set forth below. (The number of Rights you have in the Basic Subscription Right is equal to the number of shares you owned on the August 1, 2003 record date by rounded [up] to the nearest whole number. You may subscribe for any number of shares pursuant to the Over-Subscription Privilege, subject to the limitations set forth in the Prospectus. Please note that there is a minimum share purchase requirement of 1,000 shares.)

                                                          Subscription Price
                                   Number of Rights           Per Share                   Payment
                               -----------------------   ----------------------    ---------------------
Basic Subscription Privilege:     _________________x           $_____ =                 $__________

Over-Subscription Privilege       _________________x           $_____ =                 $__________

                                                               Total Payment Required = $__________

                                                                                     (Must equal total of
                                                                                     amounts in Boxes 3
                                                                                     and 4 below).

      By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Right received in respect of shares of Common Stock held in the below-described capacity.

BOX 3. |_| Payment in the following amount is enclosed: $
                                                         --------------------

BOX 4. |_| Please deduct payment from the following account maintained by you as follows:
                                                          $
           ---------------        ------------------      ----------------------
           Type of Account        Account No              Amount to be Deducted

Date:______________, 2003        _______________________________________________
                                 Print Name(s) as it/they appear on your account


                                 ---------------------------------------
                                 Signature(s)